Exhibit 99.(a)(3)

FIRST EAGLE REAL ESTATE DEBT FUND

THIRD AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST
December 6, 2024

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THIRD AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST OF
FIRST EAGLE REAL ESTATE DEBT FUND

THIRD AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST made on December 6, 2024 by and among the individuals executing this Declaration (as defined below) as Trustees and the holders from time to time of the shares of beneficial interest issued hereunder.

WHEREAS, the Trustees desire to amend and restate the Second Amended and Restated Declaration of Trust of the Trust (the “Original Declaration”) amended on September 12, 2024; and

WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

NOW THEREFORE, this Declaration shall amend and restate the Original Declaration and the Trustees hereby declare that all money and property contributed to the trust established hereunder and all proceeds thereof shall be held and managed in trust for the pro rata benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

Article I
NAME AND DEFINITIONS

Section 1.1  Name. The name of the trust governed hereby is “First Eagle Real Estate Debt Fund,” in which name, or other name from time to time as the Trustees may determine, the Trustees shall conduct the business and activities of the Trust and execute all documents and take all actions authorized herein. The Trustees may, without Shareholder approval, change the name of the Trust or any class and adopt such other name as they deem proper.

Section 1.2  Definitions. Wherever they are used herein, the following terms have the following meanings:

“1940 Act” shall mean the Investment Company Act of 1940, as amended from time to time and the rules and regulations thereunder, and any order or orders thereunder which may from time to time be applicable to the Trust. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

“Affiliate” shall have the meaning of “Affiliated Person” set forth in Section 2(a)(3) of the 1940 Act.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time.

“Class” or “Class of Shares” shall refer to the division of Shares into two or more classes as provided in Article VI hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall mean Shares that do not have preference over any other class of Shares with respect to the payment of dividends or distributions upon liquidation, termination or winding up of the affairs of the Trust.

“Declaration” shall mean this Second Amended and Restated Declaration and Agreement of Trust as amended from time to time. This Declaration and any By- Laws of the Trust shall constitute the governing instrument of the Trust.

“Delaware Act” shall mean Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time.

“Distributor” shall have the meaning set forth in Section 4.1.

“General Direct Action” shall mean an action, suit or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim sounds in contract, tort, fraud or otherwise or is based on common law, statutory, equitable, legal or other grounds) where the harm alleged falls upon all Shareholders or all Shareholders of a class (and not an individual harm only to the Shareholder or Shareholders bringing such action, suit or other proceeding) on a pro rata basis and/or proportionally based on their holdings of Shares.

“Investment Adviser” shall have the meaning set forth in Section 4.2.

“Majority Shareholder Vote” (i) with respect to matters voted upon by all Shareholders voting as a single class, shall have the meaning of “majority of the outstanding voting securities of a company” set forth in section 2(a)(42) of the 1940 Act; and (ii) with respect to any other matter required to be submitted to the outstanding voting Shares, shall have the meaning of “majority of the outstanding voting securities” of a class or series set forth in Rule 18f-2(h) under the 1940 Act.

“Net Asset Value” shall mean the net asset value of each series or class of the Shares of the Trust, as determined in Section 9.1.

“Person” shall mean an individual, a company, a corporation, partnership, trust (statutory or common law), or association, a joint venture, an organization, a business, a firm or other entity, whether or not a legal entity, or a country, a state, municipality or other political subdivision or any governmental agency or instrumentality; provided, however, that solely for purposes of Article VII, the term “Person” shall have the meaning specified in Section 7.1.

“Principal Underwriter” shall have the meaning set forth in Section 2(a)(29) of the 1940 Act.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code or any successor provisions.

“Shareholder” shall mean a record owner of Shares.

“Shares” shall mean the units of interest into which the beneficial interest in the Trust (or, if more than one series or class is authorized, each series or class thereof) shall be divided from time to time, including, without limitation, Common Shares and fractions of Shares as well as whole Shares.

“Trust” shall mean the Delaware statutory trust established under the Delaware Act by this Declaration, as from time to time amended. All provisions herein relating to the Trust shall apply equally to each series or class of Shares except as the context otherwise requires.

“Trustees” shall mean the individuals who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his or her capacity or their capacities as trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the sole Trustee at any time that there is only one Trustee of the Trust.

“Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

Article II

PURPOSE

Section 2.1  Purpose. The purpose of the Trust is to provide investors a managed investment primarily in securities and other instruments and rights of a financial character and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration (including, without limitation or obligation, carrying on business as a REIT).

Article III
TRUSTEES

Section 3.1  Powers. The Trustees, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control and authority over the Trust Property and over the conduct of the affairs of the Trust as set forth in this Declaration, including such power, control and authority to do all such acts and things as in their sole judgment and discretion are necessary, incidental, convenient or desirable for the carrying out of or conducting of the business of the Trust or in order to promote the interests of the Trust, but with such powers of delegation as may be permitted by the Delaware Act. The enumeration of any specific power, control or authority herein shall not be construed as limiting the aforesaid power, control and authority or any other specific power, control or authority. The Trustees shall have all powers necessary or convenient to conduct and carry on the business of the Trust, or any part thereof, to have one or more offices and to exercise any or all of its trust powers and rights, in the State of Delaware, in any other states, territories, districts, colonies and dependencies of the United States and in any foreign countries. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Such powers of the Trustees may be exercised without order of or resort to any court.

Without limiting the foregoing, the Trustees shall have the power:

(a)  To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations.

(b)  To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, purchase or write options on, lend, enter into contracts for the future acquisition or delivery of, or otherwise deal in or dispose of, securities, indices, currencies, commodities or other property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers acceptances, and other securities, commodities or contracts of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, the U.S. Government or any foreign government or any political subdivision of the U.S. Government or any foreign government, or any domestic or international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities; to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments.

(c)  To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any series or Class thereof.

(d)  To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

(e)  To set record dates for the determination of Shareholders with respect to various matters, which, for purposes of determining the Shareholders of any series (or Class) who are entitled to receive payment of any dividend or of any other distribution shall be on or before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such series (or Class)

having the right to receive such dividend or distribution; without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more series (or Classes) at any time prior to the payment of a distribution; nothing in this subsection shall be construed as precluding the Trustees from setting different record dates for different series (or Classes).

(f)  To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other property.

(g)  To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or a nominee or nominees or otherwise.

(h)  To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security or property which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security or property held in the Trust.

(i)   To join with other security or property holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or property with, or transfer any security or property to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security or property (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

(j)  To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes.

(k)  To enter into joint ventures, general or limited partnerships and any other combinations or associations.

(l)   To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidences of indebtedness; and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness.

(m)  To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations.

(n)  To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being in or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability.

(o)  To adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

(p)  To enter into contracts of any kind and description.

(q)  To interpret the investment policies, practices or limitations of any series or Class.

(r)  To establish a registered office and have a registered agent in the State of Delaware.

(s)  To invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer or part of all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes.

(t)  Subject to the federal securities laws, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

(u)  In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust and not an action in an individual capacity.

The Trustees have the power to construe and interpret this Declaration and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes.

The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investments within the limitation of this Declaration that they, in their sole and absolute discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds. Unless otherwise expressly provided herein or required by federal law including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders.

Section 3.2  Legal Title. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity under the Delaware Act, provided that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a custodian or subcustodian or a nominee or nominees or otherwise. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust. To the extent title to the Trust Property has been vested in the Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.3  Number of Trustees; Term of Office. The initial Trustees shall be the persons initially signing this Declaration. The number of Trustees shall be the number of persons so signing until changed by the

Trustees, and the Trustees may fix the number of Trustees from time to time; provided that the number of Trustees shall at all times be at least one (1) nor more than 15. Each of the Trustees executing this Declaration and each Trustee thereafter appointed or elected (whenever such election occurs) shall hold office until his successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section 3.6 hereof.

Section 3.4  Election of Trustees. Trustees may succeed themselves in office. Trustees may be elected at a Shareholders’ meeting. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act. To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time. At such a Shareholders’ meeting, Trustees shall be elected by a plurality of the votes validly cast. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective, however, until the individual named shall have accepted in writing such election and agreed in writing to be bound by the terms of this Declaration. The Trustees may determine by resolution those Trustees, if any, that shall be elected by Shareholders of a particular class of Shares (e.g., by a class of preferred Shares issued by the Trust) prior to the initial offering of such class of Shares. Trustees need not own Shares.

Section 3.5  Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the Chair of the Board of Trustees, or the Secretary or any Assistant Secretary, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Any Trustee may be removed (i) at any meeting of Shareholders by a vote of not less than two-thirds of the outstanding voting Shares or (ii) with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective and fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee.

Section 3.6  Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section 3.5 hereof or otherwise), bankruptcy, adjudication of incompetence or other incapacity to perform the duties of the office of a Trustee. A vacancy shall also occur upon an increase in the number of Trustees in accordance with Section 3.3 hereof. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees, the remaining Trustees shall fill such vacancy by the appointment of such individual as they in their sole and absolute discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office, provided that such power of appointment shall be subject to and limited by all applicable provisions of the 1940 Act. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 3.4 or this Section 3.6, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

Section 3.7  Committees; Delegation. The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine Net Asset Value and net income and the power to declare a dividend or other distribution on the Shares of any series or class), subject to any limitations contained in the By-Laws, and in general to delegate from time to time to one or more of their number or to one or more officers, employees or agents of the Trust any or all of their powers, authorities, duties and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient (including but not limited to the power to declare a dividend or other distribution on the Shares of any series or class).

Section 3.8  Quorum; Voting. At all meetings of the Trustees, the presence of one- third of the total number of Trustees authorized, but not less than two, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is required by this Declaration, the By-Laws or the 1940 Act.

Section 3.9  Action Without a Meeting; Participation by Conference Telephone or Otherwise. Unless the 1940 Act requires that a particular action must be taken only at a meeting of Trustees, any action required or permitted to be taken at any meeting of the Trustees (or of any committee of the Trustees) may be taken without a meeting if written consents thereto are signed by a majority of the Trustees then in office (or by a majority of the members of such committee) and such written consents are filed with the records of the meetings. Unless the 1940 Act requires that Trustees must be present in person at a meeting of Trustees, Trustees may participate in a meeting of the Trustees (or of any committee of the Trustees) by means of a conference telephone or other means if all individuals participating can hear each other at the same time. Participation in a meeting by these means shall constitute presence at the meeting.

Section 3.10  By-Laws. The Trustees may adopt By-Laws not inconsistent with this Declaration or law to provide for the conduct of the business of the Trust, and may amend or repeal such By-Laws.

Section 3.11  No Bond Required. No Trustee shall be obliged to give any bond or other security for the performance of any of his duties hereunder.

Section 3.12  Reliance on Experts, Etc. Each Trustee, officer, agent and employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected by relying in good faith upon the books of account or other records of the Trust, or upon reports made to the Trustees (a) by any of the officers or employees of the Trust, (b) by the Investment Adviser, the Distributor, the custodian or the transfer agent, or (c) by any accountants, selected dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert or consultant may also be a Trustee. The Trustees, officers, agents and employees of the Trust may take advice of counsel with respect to the meaning and operation of this Declaration and with respect to other legal matters or questions, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.

Section 3.13  Fiduciary Duty.

Section 3.13.1 General. In addition to any duties as may apply under the federal securities laws, the Trustees shall owe to the Trust and its Shareholders the fiduciary duties (and only such fiduciary duties) as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law.

Section 3.13.2 Limitation of Liability. A Trustee, officer, agent or employee of the Trust shall have no liability to the Trust or the Shareholders except for his own willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, and shall not be liable for errors of judgment or mistakes of fact or law.

Section 3.14  REIT Qualification. If the Trust elects to qualify for federal income tax treatment as a REIT, the Board of Trustees shall use its commercially reasonable efforts to take such actions as are necessary or appropriate to preserve the status of the Trust as a REIT; however, if the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust’s REIT election pursuant to Section 856(g) of the Code. The Board of Trustees, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on Share ownership and transfers set forth in Article VII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.

Article IV

CONTRACTS

Section 4.1  Distribution Contract. The Trust may from time to time enter into a distribution contract with another Person (the “Distributor”) providing for the sale of Shares, pursuant to which the Trust may agree to sell Shares of one or more series or class to the Distributor or appoint the Distributor its sales agent for the Shares. Such contract may provide that the Distributor may enter into contracts with other persons to sell the Shares on behalf of the Distributor and the Trust. Such contract may also provide for the repurchase of Shares by the Distributor as agent of the Trust and shall contain such terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article IV or of the By-Laws as the Trustees may in their discretion determine.

Section 4.2  Advisory or Management Contracts. Subject to approval by a Majority Shareholder Vote to the extent required by the 1940 Act, the Trust may from time to time enter into investment advisory or management contracts with one or more other Persons (the “Investment Advisers”) pursuant to which the Investment Adviser or Advisers shall agree to furnish to the Trust management, investment advisory, statistical and research facilities or other services. Such contract shall contain such other terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article IV, the By-Laws or applicable law as the Trustees may in their discretion determine, including the grant of authority to the Investment Adviser to determine what securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested and to implement such determinations by making changes in the Trust’s investments.

Section 4.3  Affiliations of Trustees or Officers, Etc. The fact that any Shareholder, Trustee, officer, agent or employee of the Trust is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any Person or of or for any parent or affiliate of any Person with which an investment advisory or management contract, principal underwriter or distributor contract or custodian, transfer agent, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trust or disqualify any Shareholder, Trustee, officer, agent or employee of the Trust from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust, or the Shareholders.

ARTICLE V
LIMITATION OF LIABILITY; INDEMNIFICATION

Section 5.1  No Personal Liability of Shareholders, Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. No Trustee shall be subject to any personal liability whatsoever to any person other than the Trust or the Shareholders in connection with the Trust Property or the acts, obligations or affairs of the Trust. The Trustees shall not be responsible or liable to the Trust or the Shareholders for any neglect or wrongdoing of any officer, employee or agent (including, without limitation, the Investment Advisers, the Distributor, the custodian and the transfer agent) of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee.

Section 5.2  Execution of Documents; Notice; Apparent Authority. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall recite that the obligations of such instruments are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust, but the omission thereof shall not operate to bind any Trustees, Shareholders or officers, employees and agents of the Trust individually. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent of the Trust or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent of the Trust.

Section 5.3  Indemnification of Trustees, Officers, Etc. For the purpose of this Article V, “agent” means any person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a Shareholder, creditor or otherwise: “proceeding” means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and “expenses” includes, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

Section 5.3.1  Limitations, Settlements. Subject to the exceptions and limitations contained below, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent. No indemnification shall be provided hereunder to an agent:

(a)  who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, “disabling conduct”); or

(b)  with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

(i)   by the court or other body before which the proceeding was brought;

(ii)  by at least a majority of those Trustees who are neither Interested Persons (within the meaning of the 1940 Act) of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (iii) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

Section 5.3.2  Insurance, Rights Not Exclusive. The rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

Section 5.3.3  Advance of Expenses. Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such agent that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Article V; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article V.

Article VI
SHARES OF BENEFICIAL INTEREST

Section 6.1  Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of transferable shares of beneficial interest. Such shares of beneficial interest may be issued in different classes and/or series of beneficial interests. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the

Trust. The Trustees may hold treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series or class repurchased or redeemed at their discretion from time to time.

Section 6.2  Other Securities. The Trustees may subject to the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement the Trust’s governing instrument as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under the Trust’s governing instrument. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of the Trust’s governing instrument (prior to giving effect to such supplement or amendment) with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 6.3  Initial Designation of Classes. Subject to the designation of additional classes pursuant to Section 6.2, there shall be two classes, hereby designated as Class A-2 and Class I Shares of the Trust.

Section 6.4  Rights of Shareholders. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust Property, but only to the rights of such Shareholder hereunder. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may otherwise approve, including pursuant to Section 6.2.

Section 6.5  Trust Only. The Trust shall be a Delaware statutory trust organized under the Delaware Act. It is the intention of the Trustees to create only the relationship of Trustees and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 6.6  Issuance of Shares.

Section 6.6.1  General. The Trustees may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares. All such Shares, when issued in accordance with the terms of this Section 6.6, shall be fully paid and nonassessable.

Section 6.6.2  On Merger or Consolidation. In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses or stock of another Person, the Trustees may issue or cause to be issued Shares and accept in payment therefor, in lieu of cash, such assets or businesses at their market value (as determined by the Trustees) or such stock at the market value (as determined by the Trustees) of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Trust are permitted by law to be invested in such assets, businesses or stock.

Section 6.6.3  Fractional Shares. The Trustees may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends and distributions.

Section 6.7  Register of Shares. A register shall be kept at the principal office of the Trust or an office of the transfer agent of the Trust which shall contain the names and addresses of the Shareholders of each series or class, the number of Shares of each such series or class held by them respectively, a record of all transfers thereof and any other information required by the Code, United States Treasury Regulations or any other taxing authority. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders of each series or class. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.

Section 6.8  Share Certificates. No certificates certifying ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.

Section 6.9  Transfer of Shares. Shares of any series or class shall be transferable only in accordance with Article VII hereof and on the records of the Trust upon delivery to the Trust or its transfer agent or agents of appropriate evidence of assignment, transfer, succession or authority to transfer accompanied by any certificate or certificates representing such Shares previously issued to the transferor. Upon such delivery the transfer shall be recorded on the register of the appropriate series or class. Until such record is made, the Trustees, the transfer agent, and the officers, employees and agents of the Trust shall not be entitled or required to treat the assignee or transferee of any Share as the absolute owner thereof for any purpose, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such Share on the part of any Person, other than the holder of record, whether or not any of them shall have express or other notice of such claim or interest.

Section 6.10  Voting Powers. The Shareholders shall have power to vote only: (a) for the election or removal of Trustees as provided in Sections 3.4 and 3.5 hereof; (b) with respect to any investment advisory or management contract entered into pursuant to and to the extent required by Section 4.2 hereof; (c) with respect to any amendment of this Declaration to the extent and as provided in Section 9.2 hereof; and (d) with respect to such additional matters relating to the Trust as the Trustees may consider necessary or desirable. On any matter submitted to a vote of Shareholders, all Shares issued and outstanding shall, subject to applicable law, be voted as a single class in the aggregate and not by series or class, except with respect to (i) any matter determined by the Trustees to affect Shareholders of any particular series or class in a material respect different from the Shareholders of one or more other series or classes; and (ii) such matters as the Trustees may consider necessary or desirable. With respect to such matters, Shareholders of each affected series or class shall have the power to vote as a separate series or class, as determined by the Trustees, and Shareholders that are not so affected shall not be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders (including, without limitation, the right to amend this Declaration) and may take any action required by law, the By-Laws or this Declaration to be taken by Shareholders. The By-Laws may include further provisions for Shareholders’ votes and related matters.

Section 6.11  Meetings of Shareholders. Meetings of the Shareholders may be called at any time by the Chair of the Board of Trustees, the President or any Vice President of the Trust, or by a majority of the Trustees for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matters deemed to be necessary or desirable. Without limiting the provisions of Section 6.13 hereof, a special meeting of Shareholders may also be called at any time upon the written request of a holder or the holders of not less than a majority of all of the Shares entitled to be voted at such meeting, provided that the Shareholder or Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders.

Section 6.12  Action Without a Meeting. Any action which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, this

Declaration or the By-Laws consents to the action in writing and the written consents are filed with the records of Shareholders’ meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders’ meeting.

Section 6.13  Quorum and Required Vote. One-third (33 1/3%) of the outstanding Shares shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or this Declaration permits or requires that holders of any series or class shall vote as a series or class, then one-third (33 1/3%) of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within six months after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration or the By-Laws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question, provided that where any provision of law or of this Declaration permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

Section 6.14  Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Act), including via the internet, or in any other manner permitted by applicable law.

Section 6.15  Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

Article VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1  Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

“Aggregate Share Ownership Limit” shall mean 9.8% in value of the aggregate of the outstanding Shares, or such other percentage determined by the Board of Trustees in accordance with Section 7.2.8 of this Declaration.

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Excess Share Trust as determined pursuant to Section 7.3.6; provided, that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Common Share Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares of the Trust, or such other percentage determined by the Board of Trustees in accordance with Section 7.2.8 of this Declaration.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean any Shareholder of the Trust for whom an Excepted Holder Limit is created by this Declaration or by the Board of Trustees pursuant to Section 7.2.7.

“Excepted Holder Limit” shall mean (provided, that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2.7 and subject to any increase pursuant to Section 7.2.7(a) or decrease pursuant to 7.2.7(d)) the limit established by the Board of Trustees pursuant to Section 7.2.7.

“Excess Share Trust” shall mean any trust provided for in Section 7.3.1.

“Excess Share Trustee” shall mean the Person unaffiliated with the Excess Share Trust and a Prohibited Owner that is appointed by the Excess Share Trust to serve as trustee of the Excess Share Trust.

“Initial Date” shall mean the first date that the Board of Trustees intends for the Trust to qualify as a REIT.

“One Hundred Shareholders Date” shall mean the first day on which Shares are beneficially owned by 100 or more Persons (determined under the principles of Section 856(a)(5) of the Code).

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

“Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own Shares in violation of Section 7.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines pursuant to Section 3.14 of this Declaration that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the applicable restriction or limitation on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its Beneficial Ownership or Constructive Ownership, or any agreement to take any such action or cause any such event, of Shares or the right to vote (other than solely pursuant to a revocable proxy) or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 7.2  Shares.

Section 7.2.1  Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions. Except as provided in Section 7.2.7,

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, without limitation, Beneficial Ownership or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant, taking into account the Trust’s other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) During the period commencing on the One Hundred Shareholders Date, any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b) Transfer in Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.2.1(a)(i) or (ii),

(i) then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to, and held by, an Excess Share Trust for the exclusive benefit of one or more Charitable Beneficiaries, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(ii) if the transfer to the Excess Share Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(iii) To the extent that, upon a transfer of Shares pursuant to this Section 7.2.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of Shares by a single Excess Share Trust would violate the 100 person requirement applicable to REITs), then Shares shall be transferred to that number of Excess Share Trusts, each having a distinct Excess Share Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Excess Share Trust, such that there is no violation of any provision of this Article VII.

Section 7.2.2  Remedies for Breach. If the Board of Trustees shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Trustees may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Excess Share Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees.

Section 7.2.3  Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.2.1(a) or any Person who would have owned Shares that resulted in a transfer to the Excess Share Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Trust of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.

Section 7.2.4  Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares of each class or series Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall also promptly provide to the Trust in writing such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and any Excepted Holder Limit; and

(b) each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall promptly provide to the Trust in writing such information as the Trust may request, in order to determine the Trust’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5  Remedies Not Limited. Subject to Section 3.14 of this Declaration, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust in preserving the Trust’s status as a REIT.

Section 7.2.6  Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, the Board of Trustees shall have the power to interpret and determine the application of the provisions of this Article VII with respect to any situation based on the facts known to the Board of Trustees.

Section 7.2.7  Exceptions.

(a) Subject to Section 7.2.1(a)(ii), upon receipt of such representations and agreements as the Board of Trustees may require, the Board of Trustees may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit and/or the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person.

(b) Prior to granting any exception or creating or increasing an Excepted Holder Limit pursuant to Section 7.2.7(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(d) The Board of Trustees may only revoke an exemption previously granted to an Excepted Holder or reduce an Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

Section 7.2.8  Increase or Decrease in Common Share Ownership Limit or the Aggregate Share Ownership Limit. Subject to Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Trustees, in its sole and absolute discretion, may from time to time increase or decrease the Common Share Ownership Limit or the Aggregate Share Ownership Limit for one or more Persons and increase or decrease the Common Share Ownership Limit or the Aggregate Share Ownership Limit for all other Persons. No decreased Common Share Ownership Limit or Aggregate Share Ownership Limit will be effective for any Person whose percentage of ownership of Shares is in excess of such decreased Common Share Ownership Limit or Aggregate Share Ownership Limit, as applicable, until such time as such Person’s percentage of ownership of Shares equals or falls below the decreased Common Share Ownership Limit or Aggregate Share Ownership Limit, as applicable; provided, however, any further direct or indirect acquisition of Shares by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 7.2.7(a) or an Excepted Holder) in excess of the Shares owned by such person on the date the decreased Common Share Ownership Limit or Aggregate Share Ownership Limit, as applicable, became effective will be in violation of the Common Share Ownership Limit or the Aggregate Share Ownership Limit, as applicable. No increase or decrease to the Common Share Ownership Limit or the Aggregate Share Ownership Limit may be approved if the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would allow five or fewer Persons to Beneficially Own, in the aggregate, more than 49.9% in value of the outstanding Shares or otherwise cause the Trust to fail to qualify as a REIT.

Section 7.2.9  Legend. Each certificate for Shares, if certificated, shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Trust’s maintenance of its status as a real estate investment trust under the Code. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own shares of the Trust’s Common Shares in excess of the Common Share Ownership Limit unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares of the Trust in excess of the Aggregate Share Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in the Shares of the Trust being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code).

Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate any of the above limitations shall immediately give written notice to the Trust of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT. If any of the restrictions on transfer or ownership provided in (i), (ii) or (iii) above are violated, the Shares in excess or in violation of the above limitations will be automatically transferred to an Excess Share Trust for the exclusive benefit of one or more Charitable Beneficiaries. In addition, the Trust may redeem shares upon the terms and conditions specified by the Board of Trustees in its sole and absolute discretion if the Board of Trustees determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restrictions provided in (iv) above would be violated or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge. Requests for such a copy may be directed to the Secretary of the Trust at its principal office.

Instead of the foregoing legend, the certificate or any notice in lieu of a certificate may state that the Trust will furnish a full statement about certain restrictions on ownership and transfer of Shares to a Shareholder on request and without charge.

Section 7.3  Transfer of Shares in Excess Share Trust.

Section 7.3.1  Ownership in Excess Share Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Shares to an Excess Share Trust, such Shares shall be deemed to have been automatically transferred to, and held by, an Excess Share Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Excess Share Trust shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Excess Share Trust pursuant to Section 7.2.1(b). The Excess Share Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.6.

Section 7.3.2  Status of Shares Held by the Excess Share Trust. Shares held by the Excess Share Trust shall be issued and outstanding Shares of the Trust. The Prohibited Owner shall have no rights in the Shares held by the Excess Share Trust. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Excess Share Trust, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Excess Share Trust.

Section 7.3.3  Dividend and Voting Rights. The Excess Share Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Excess Share Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to the Prohibited Owner prior to the discovery by the Trust that the Shares have been transferred to the Excess Share Trust shall be paid by the recipient of such dividend or other distribution to the Excess Share Trust upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Excess Share Trust. Any dividend or other distribution so paid to the Excess Share Trust shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Excess Share Trust and, subject to Delaware law, effective as of the date that the Shares have been transferred to the Excess Share Trust, the Excess Share Trustee shall have the authority (at the Excess Share Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that the Shares have been transferred to the Excess Share Trust and (ii) to recast such vote in accordance with the desires of the Excess Share Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible corporate action, then the Excess Share Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into an Excess Share Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of Shareholders.

Section 7.3.4  Sale of Shares by Excess Share Trustee. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Excess Share Trust, the Excess Share Trustee of the Excess Share Trust shall sell the Shares held in the Excess Share Trust to a person or persons, designated by the Excess Share Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.2.1(a) or other restrictions on ownership and transfer of the Shares. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Excess Share Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the transfer or other event that resulted in the transfer of the Shares to the Excess Share Trust did not involve a sale of the Shares at Net Asset Value, the Net Asset Value of the Shares on the day of the event causing the Shares to be held in the Excess Share Trust and (2) the price per share received by the Excess Share Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Excess Share Trust. The Excess Share Trustee shall reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Excess Share Trust pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner and any other amounts held by the Excess Share Trust with respect to such Shares shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Excess Share Trust, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Excess Share Trust and (ii) to the extent that the Prohibited Owner received an amount for or in respect of such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Excess Share Trust upon demand.

Section 7.3.5  Purchase Right in Shares Transferred to the Excess Share Trust. Shares transferred to the Excess Share Trust shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Excess Share Trust or, if the transfer or other event that resulted in the transfer of the Shares to the Excess Share Trust did not involve a sale of the Shares at Net Asset Value, the Net Asset Value of the Shares on the day of the event causing the Shares to be held in the Excess Share Trust and (ii) the Net Asset Value on the date the Trust, or its designee, accepts such offer. The Trust must reduce the amount payable to the Excess Share Trust by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Excess Share Trust pursuant to Section 7.3.3 of this Article VII. The Trust shall pay the amount of such reduction to the Excess Share Trust for the benefit of the Charitable Beneficiary. The Trust shall have the right to accept such offer until the Excess Share Trustee has sold the Shares held in the Excess Share Trust pursuant to Section 7.3.4. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Excess Share Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other amounts held by the Excess Share Trustee with respect to the Shares shall be paid to the Charitable Beneficiary.

Section 7.3.6  Designation of Charitable Beneficiaries. By written notice to the Excess Share Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Excess Share Trust such that the Shares held in the Excess Share Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary or Charitable Beneficiaries. Neither the failure of the Trust to make such designation nor the failure of the Trust to appoint the Excess Share Trustee before the automatic transfer provided in Section 7.2.1(b) shall make such transfer ineffective; provided, that the Trust thereafter makes such designation and appointment.

Section 7.4  Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.5  Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

Article VIII
REPURCHASE AND REDEMPTION OF COMMON SHARES

Section 8.1  Repurchase of Shares. From time to time, the Trust may repurchase its Common Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the federal securities laws or any exemption therefrom. The Trust may require Common Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon repurchase of Common Shares in such amount as shall be determined from time to time by the Trustees consistent with the federal securities laws. The Trust may also charge a repurchase fee, payable to the Trust, in such amount as may be determined from time to time by the Trustees consistent with the federal securities laws. The Trustees may from time to time specify conditions, not inconsistent with the federal securities laws or any exemption therefrom, regarding the repurchase of Common Shares of the Trust. Subject to the federal securities laws, and except as otherwise determined by the Trustees, upon repurchase, Common Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were repurchased. Shareholders shall have no right to cause the Trust to repurchase their Common Shares.

Section 8.2  Price. To the extent permitted by Section 8.1 above, Common Shares may be repurchased at their Net Asset Value or at such other price as is in compliance with the 1940 Act or any exemption therefrom, which may be reduced by any sales charge, withdrawal charge, or any other form of charge authorized by the Trustees. With respect to Common Shares, Net Asset Value shall be determined as set forth in Article VIII hereof as of such time as the Trustees shall have theretofore prescribed by resolution. Payment for Common Shares repurchased shall be made in cash or in property out of the assets of the Trust to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws.

Section 8.3  Repurchase by Agreement. The Trust may repurchase Common Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof, or an agent designated by such owner, at a price not exceeding the Net Asset Value per share determined as set forth in Article VIII hereof as of the time specified in the prospectus of the Trust at the time in effect.

Section 8.4  Disclosure of Ownership; Involuntary Redemption.

(a)  In addition to the disclosure requirements in Article VII, the holders of Common Shares of the Trust shall, upon request, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Common Shares of the Trust as the Trustees deem necessary to comply with the provisions of the Code, United States Treasury regulations, or with the requirements of any other taxing authority.

(b)  The Trustees shall have the power to redeem Common Shares in any Shareholder’s account at a redemption price determined in accordance with Section 9.1 below if at any time the total number of Common Shares held in such account is fewer than an established minimum selected by the Trustees, in which event the Shareholder shall be notified that the number of Common Shares in the account is fewer than the minimum and shall be allowed a period, fixed by the Trustees, in which to avoid such redemption by increasing the account to at least the established minimum.

Section 8.5  Mandatory Redemption of Shares. To the extent permitted by applicable law, the Trustees may require Shareholders to redeem Common Shares at a redemption price determined in accordance with Section 9.1 below for any reason under terms set by the Trustees, including, but not limited to, (i) the determination of the Trustees that ownership of the Commons Shares by a Shareholder or other person is likely to cause the Trust to be in violation of the securities, commodities, or other laws of the United States or any other relevant jurisdiction, (ii) continued ownership of the Common Shares by a Shareholder may be harmful or injurious to the business or reputation of the Trust, the Trustees, the Investment Adviser, or any of their affiliates, or may subject the Trust or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, (iii) the failure of a Shareholder to supply a tax identification number if required to do so, or (iv) the failure of a Shareholder to pay when due for the purchase of Shares issued to him or her.

Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Common Shares as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any other taxing authority.

Article IX
DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

Section 9.1  By Whom Determined.

(a)  Subject to applicable federal law, including the 1940 Act, and Article VI hereof, the Trustees, in their sole discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or Net Asset Value of the Common Shares of the Trust or any series or classes thereof or net income attributable to the Common Shares of the Trust or any series or classes thereof, or the declaration and payment of dividends and distributions on the Shares of the Trust or any series or classes thereof and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable. The Trustees may suspend the determination of net asset value to the extent permitted by the 1940 Act or the regulations and orders from time to time in effect thereunder.

(b)  Without limiting the powers of the Trustees under Section 3.1 of Article III hereof, the Trustees may at any time and from time to time, as they may determine, allocate or distribute to Shareholders such income and capital gains, accrued or realized, or returns of capital as the Trustees may determine, after providing for actual, accrued or estimated expenses and liabilities (including reserves) determined in accordance with generally accepted accounting practices. Without limiting the generality of the foregoing, but subject to applicable federal law, including the 1940 Act, any dividend or distribution may be paid in cash and or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person or Persons to whom such authority has been delegated by the Trustees) and may be different among Shareholders including differences among Shareholders of the same series or class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c)  Inasmuch as the computation of net income and gains for Federal income and excise tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes after amended or modified.

Article X
DURATION; DISSOLUTION AND TERMINATION OF TRUST; AMENDMENT;
MERGERS, ETC.

Section 10.1  Duration and Termination. (a) Unless dissolved and terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated by a vote of at least a majority of the Shares outstanding or a vote of the Trustees without the need for a Shareholder vote. Upon the termination of the Trust,

(i)   The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)  The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property that requires Shareholder approval under Section 10.3 hereof shall receive the approval so required.

(iii)   After paying or adequately providing for the payment of all claims and obligations as required by Section 3808(e) of the Delaware Act, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b)  After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall provide for the making of all filings and applications required by law, and shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Thereupon, the Trustees shall be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section 10.2  Amendment Procedure.

(a)  Except as specifically provided herein, the Trustees may, without Shareholder vote, amend this Declaration by an instrument in writing or an amended and restated Declaration signed by a majority of the Trustees. Such an amendment shall be authorized by a Majority Shareholder Vote if it would limit the right of a Shareholder to vote under Section 6.10 or amend this Section 10.2 or if Shareholder authorization is required by the 1940 Act, with the series and classes of Shares entitled to vote on such an amendment determined pursuant to Section 6.10 hereof; provided, for the avoidance of doubt, that the issuance of additional voting Shares would not, on its own, be considered to limit the right of a Shareholder to vote under Section 6.10 for purposes of this sentence. Notwithstanding anything else herein, no amendment to this Declaration shall (i) limit the rights of indemnification provided in Article V hereof with respect to actions or omissions of Persons covered thereby prior to such amendment, (ii) impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or (iii) permit assessments upon Shareholders.

(b)  An instrument in writing setting forth the amendment or an amended and restated Declaration, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of a majority of the Trustees).

Section 10.3  Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, may, by act of a majority of the Trustees, without the vote or consent of the Shareholders, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration that would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the Delaware Act, an agreement of merger or consolidation may effect any amendment to this Declaration or the By-Laws or effect the adoption of a new declaration of trust or bylaws of the Trust if the Trust is the surviving or resulting business trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the Delaware Act.

Section 10.4  Conversion to Other Business Entities. If the Trust elects to qualify for federal income tax treatment as a REIT, subject to the obligation of the Board of Trustees to use its commercially reasonable efforts to take such actions as are necessary or appropriate to preserve the status of the Trust as a REIT under Section 3.14, a majority of the Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the Delaware Act; (ii) the Shares of the Trust to be converted into beneficial interests in another business trust created pursuant to this Section 10.4, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Shareholder Vote of the Trust, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust into beneficial interests in such separate business trust or trusts.

Section 10.5  Incorporation. If the Trust elects to qualify for federal income tax treatment as a REIT, subject to the obligation of the Board of Trustees to use its commercially reasonable efforts to take such actions as are necessary or appropriate to preserve the status of the Trust as a REIT under Section 3.14, but notwithstanding anything else contained herein, the Trustees may, without prior Shareholder approval, cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all or less than all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization, or any corporation, partnership, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest.

Article XI
MISCELLANEOUS

Section 11.1  Registered Agent; Registered Office. The Registered Agent of the Trust within the State of Delaware for service of process, and the Registered Office of the Trust within the State of Delaware, shall be Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such other agent or place, respectively, as the Trustees may designate from time to time by any supplement to this Declaration, provided however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State of Delaware.

Section 11.2  Governing Law. The Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 and Section 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 11.3  Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 11.4  Reliance by Third Parties. Any certificate executed by an officer of the Trust or a Trustee certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

Section 11.5  Provisions in Conflict with Law or Regulations.

(a)  The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the federal securities laws, would be inconsistent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)  If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 11.6  Derivative Actions. Except with respect to claims arising under the federal securities laws, in addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)  The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 11.6(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such Trustee receives remuneration for their service on the Board of Trustees of the Trust or on the boards of one or more Trusts that are under common management with or otherwise affiliated with the Trust;

(b)  Unless a demand is not required under paragraph (a) of this Section 11.6, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least ten percent (10%) of the outstanding Shares of the Trust or ten percent (10%) of the outstanding Shares of the Class to which such action relates, shall join in the request for the Trustees to commence such action;

(c)  Unless a demand is not required under paragraph (a) of this Section 11.6, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisor in the event the Trustees determine not to take action;

(d)  For purposes of this Section 10.6, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue; and

(e)  Any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in good faith and shall be binding upon the Shareholders. Where demand is not required under this Section 11.6, a Shareholder may only bring a derivative action if Shareholders owning not less than ten percent (10%) of the then outstanding Shares of the Trust or such series or class joins in the bringing of such court action, proceeding or claim.

Section 11.7  General Direct Actions.

Section 11.7.1 General. Except with respect to claims arising under the federal securities laws, to the fullest extent permitted by Delaware law, the Shareholders’ right to bring a General Direct Action against the Trust and/or its Trustees is eliminated, except for a General Direct Action to enforce an individual Shareholder right to vote or a General Direct Action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then Section 11.7.2 shall apply.

Section 11.7.2 Required Conditions. Except with respect to claims arising under the federal securities laws, no Shareholder may maintain a General Direct Action unless holders of at least ten percent (10%) of the outstanding Shares or, if less than all outstanding classes are alleged to have been harmed in connection with the General Direct Action, ten percent (10%) of the Shares in the respective class or classes alleged to have been harmed, join in the bringing of such action. In addition, except with respect to claims arising under the federal securities laws, a Shareholder may bring a General Direct Action only if the following conditions are met:

(a)  the Shareholder or Shareholders has obtained authorization from the Trustees to bring such General Direct Action unless an effort to cause the Trustees to authorize such an action is not likely to succeed. For purposes of this Section 11.7.2(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such Trustee receives remuneration for their service on the Board of Trustees of the Trust or on the boards of one or more Trusts that are under common management with or otherwise affiliated with the Trust; and

(b)  unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to authorize such action.

Section 11.8  Inspection of Records and Reports. To the fullest extent permitted by law, every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 11.9  Exclusive Delaware Jurisdiction. Except with respect to claims arising under the federal securities laws, each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Act, this Declaration or the By-Laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the By-Laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Act, this Declaration or the By-Laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper and (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 11.10  Waiver of Jury Trial. IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 11.11  Conversion. Notwithstanding any other provisions of this Declaration or the By-Laws, a favorable vote of not less than seventy-five percent (75%) of the Shares of the Trust entitled to vote on the matter, each affected series or class outstanding, voting as separate series or classes, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Common Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by Majority Shareholder Vote of the Shares entitled to vote on the matter shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

Section 11.12  Section Headings; Interpretation. Section headings in this Declaration are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. References in this Declaration to “this Declaration” shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as “hereof”, “herein” and “hereunder” shall be deemed to refer to this Declaration as from time to time amended and not exclusively to the article or section in which such words appear.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 6th day of December, 2024.

/s/ Sheelyn M. Michael
Name:	Sheelyn M. Michael
Title:	Secretary